Exhibit 23.1

Deloitte & Touche LLP
111 S Wacker Drive
Suite 2800
Chicago, IL 60606
USA
Tel: 1-312-486-4316 Fax: 1-312-247-4316 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements and financial statement schedule of Orbitz Worldwide, Inc. and subsidiaries (“the Company”) and the effectiveness of the Company's internal control over financial reporting dated March 5, 2013, appearing in the Annual Report on Form 10-K of Orbitz Worldwide, Inc. for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

August 8, 2013